UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2007

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 15, 2007, Ditech Networks, Inc. issued a press release announcing its fiscal 2008 first quarter financial results.  A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in the report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Ditech Networks, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2007, the Board of Directors of Ditech Networks, Inc. approved the amendment and restatement of the Ditech Networks Bylaws.  The amendment and restatement amends Article VII, Sections 34 and 36 of the Bylaws to allow for book-entry ownership of shares of Ditech Networks stock. The previous provisions allowed only for ownership to be represented by certificates.  The revisions were made to comply with The Nasdaq Stock Market requirement regarding direct registration eligibility.

The foregoing summary of the amendments to the Ditech Networks amended and restated bylaws is qualified in its entirety by the amended and restated bylaws themselves, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Ditech Networks, Inc.

99.1	Press Release, dated August 15, 2007, Announcing Ditech Networks, Inc. Fiscal 2008 First Quarter Financial Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: August 15, 2007	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Ditech Networks, Inc.

99.1	Press Release, dated August 15, 2007, Announcing Ditech Networks, Inc.
Fiscal 2008 First Quarter Financial Results.